Exhibit 99.6
REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of 14 November 2016 is by and between Jacada Ltd., a company formed under the laws of the State of Israel company number 520044306 (the “Company”), and IGP Digital Interaction Limited Partnership  registered number 550268247 a limited partnership registered under the laws of the State of Israel ( (the “Investor”).

WHEREAS, the Company has agreed, on the terms and subject to the conditions set forth in a Securities Purchase Agreement dated as of 29 September 2016 (the “Securities Purchase Agreement”), to issue and sell to the Investor 261,287  ordinary shares, par value NIS 0.04 per share (the “Ordinary Shares”), of the Company (the “Shares”); and

WHEREAS, in order to induce the Investor to enter into the Securities Purchase Agreement, the Company has agreed to grant the Investor certain registration rights under the Securities Act with respect to its Shares.

In consideration of the Investor entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions.

1.1	For purposes of this Agreement, the following terms shall have the meanings specified:

(a)	“Agreement” has the meaning specified in the preamble.

(b)
“Business Day” means any day other than a Friday, Saturday, a Sunday or a day on which the Commission is closed or on which banks in the State of Israel or the City of New York are authorized by law to be closed.

(c)	“Commission” means the Securities and Exchange Commission.

(d)	“Demand Date” means the date upon which the Investor submits notice to the Company requesting registration of the Registrable Securities.

(e)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)	“Effective Date” means the date on which a Registration Statement is declared effective by the Commission.

(g)
“Filing Deadline” means the thirtieth (30th) calendar day following a Demand Date in the event the Company is eligible to register securities on Form F-3 or the sixtieth (60th) calendar day following a Demand Date in the event the Company is only eligible to register securities on Form F-1.

(h)	“Holder” means any person owning or having the right to acquire Registrable Securities, including initially the Investor and thereafter any permitted assignee thereof.

(i)	“Investor” has the meaning specified in the preamble to this Agreement.

(j)	“Losses” has the meaning specified in Section 7.1 of this Agreement.

(k)
“Off-Market Purchase Agreement(s)” shall mean the agreement(s) between the Investor and certain shareholders of the Company pursuant to which the Investor is purchasing Ordinary Shares of the Company concurrent with and contingent upon the purchase of the Shares.

(l)	“Ordinary Shares” has the meaning specified in the recitals to this Agreement.

(m)	“Plan of Distribution” has the meaning specified in Section 4.1.

(n)	“Proposed Registration” has the meaning specified in Section 3 of this Agreement.

(o)
“Registrable Securities” means (i) the Shares, (ii) any Ordinary Shares purchased by the Investor under the Off-Market Purchase Agreement(s) and (iii) any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise with respect of the Ordinary Shares referred to in (i) and (ii); excluding in all cases, however, (x) any Registrable Securities sold by in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 10.4, (y) any shares for which registration rights have terminated pursuant to Section 10.8 of this Agreement, and (z) any shares after they have been sold in a registered sale pursuant to an effective registration statement under the Securities Act or sold pursuant to Rule 144 thereunder.

(p)
“Registration Deadline” means the earlier to occur of (i) the ninetieth (90th) calendar day following the Demand Date and (ii) the fifth (5th) Business Day following the day on which the Commission informs the Company that no review of a Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on a Registration Statement.

(q)
“Registration Period” means, with respect to a particular Registration Statement, the period beginning on the date of effectiveness of such Registration Statement and ending on the earlier to occur of (i) the date on which all of the Registrable Securities eligible for resale under such Registration Statement have been publicly sold pursuant to either such Registration Statement or Rule 144 or (ii) the date on which any and all of the Registrable Securities remaining to be sold under such Registration Statement (in the reasonable opinion of legal counsel to the Company) may be sold to the public under Rule 144 under the Securities Act or any successor provision in a 90 day period without volume limitations.

(r)	“Registration Statement” means a registration statement filed by demand of the Investor pursuant to this Agreement, prepared in compliance with the Securities Act.

(s)	“Remainder Registration Statements” has the meaning specified in Section 2.1(f).

(t)
“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

(u)	“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

(v)	“Securities Act” shall mean the Securities Act of 1933, as amended.

(w)	“Securities Purchase Agreement” has the meaning specified in the recitals to this Agreement.

(x)	“Selling Shareholder Questionnaire” has the meaning specified in Section 6.1.

(y)	“Shares” has the meaning specified in the recitals to this Agreement.

1.2	Capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Securities Purchase Agreement.

2.	Registration.

2.1	Demand Registration Rights.

(a)
Form F-1 Demand. If at any time after the 180th day after the date of the closing under the Securities Purchase Agreement, (A) the Company does not qualify to register the resale of the Registrable Securities on a continuous basis pursuant to Rule 415 on Form F-3 and (B) the Company receives a request from the Investor that the Company file a Form F-1 registration statement with respect to Registrable Securities with a market value (based on the closing price of the Ordinary Shares on the OTCQB or any national securities exchange on which the Ordinary Shares may be traded from time to time) of over $2,000,000, then the Company shall as soon as practicable, and in any event by the Filing Deadline, file a Form F-1 registration statement under the Securities Act covering the resale on a continuous basis pursuant to Rule 415 of all Registrable Securities that the Investor requested to be registered, and in each case, subject to the limitations set forth herein; provided, however, that the Investor shall only have the right to make one demand for registration of the Registrable Securities on Form F-1 for so long as the Company does not qualify to register the resale of the Registrable Securities on a continuous basis pursuant to Rule 415 on Form F-3.

(b)
Form F-3 Demand. If at any time after the 180th day after the date of the closing under the Securities Purchase Agreement, (A) the Company qualifies to register the resale of the Registrable Securities on a continuous basis pursuant to Rule 415 on Form F-3 and (B) the Company receives a request from the Investor that the Company file a Form F-3 registration statement with respect to Registrable Securities with a market value (based on the closing price of the Ordinary Shares on the OTCQB or any national securities exchange on which the Ordinary Shares may be traded from time to time) of over $750,000, then the Company shall as soon as practicable, and in any event by the Filing Deadline, file a Form F-3 registration statement under the Securities Act covering the resale on a continuous basis pursuant to Rule 415 of all Registrable Securities that the Investor requested to be registered, and in each case, subject to the limitations set forth herein; provided, however, that the Investor shall only have the right to make two demands for registration on Form F-3 per year.

(c)
Participation Right. In the event a registration demand is made pursuant to Section 2.1(a) or Section 2.1(b) above, the Company shall promptly, but in any event no later than two (2) Business Days following the Demand Date send a written notice to each of the Holders of Registrable Securities (if there are any such Holders other than the Investor) indicating that such registration demand has been made and in reasonable detail any material information relating to the desired offering known to the Company at such time. Each Holder of Registrable Securities shall have ten (10) Business Days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that such Holder intends to sell and such Holder’s intended method of distribution. Upon receipt of such request, the Company shall use its reasonable best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder.

(d)	[Intentionally Omitted]

(e)
Notwithstanding the registration obligations set forth in Section 2.1(a) and (b), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form F-1 or F-3, as the case may be; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09, and provided further that the Company's obligation to file any amendment under Sections 2.1(e), (f) or (g) shall be conditioned on the Investor or other Holder agreeing to be deemed an underwriter to the extent that the same is required by the Commission .

(f)
Notwithstanding any other provision of this Agreement, if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

(i)	First, the Company shall reduce or eliminate any Registrable Securities to be included by any person other than an Investor; and

(ii)	Second, the Company shall reduce Registrable Securities consisting of first, Ordinary Shares purchased by the Investor under the Off-Market Purchase Agreement(s), then second, the Shares.

(g)
In the event of a cutback hereunder, or in the event that the number of shares available under the Registration Statement is insufficient to cover the Registrable Securities, the Company shall give the Holder at least five (5) Business Days prior written notice along with, if applicable, the calculations as to such Holder’s allotment. In the event the Company amends the Registration Statement in accordance with the foregoing, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-1 or F-3, as the case may be (the ”Remainder Registration Statements”), to register for resale those Registrable Securities that were not registered for resale on the Registration Statement, as amended, so that such Registration Statement or such new registration statement, or both, covers no less than the total number of Registrable Shares.

2.2
Effectiveness. The Company shall use its reasonable best efforts to cause each Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the Registration Deadline. The Company shall respond promptly to any and all comments made by the staff of the Commission with respect to a Registration Statement. The Company will maintain the effectiveness of each Registration Statement filed pursuant to this Agreement for the Registration Period.

2.3
Underwriting Requirements. If, pursuant to Section 2.1, the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 2.1, and the Company shall include such information in the notice sent pursuant to Section 2.1(c).  The underwriter(s) will be selected by the Company and shall be reasonably acceptable to the Investor.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  If, in connection with any underwritten public offering for the account of the Holders of Registrable Securities, the managing underwriter(s) thereof shall impose in writing a limitation on the number of shares of Registrable Securities which may be included in a registration statement because, in the good faith judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then the Company shall be obligated to include in the registration statement only such limited portion of the Registrable Securities with respect to which each Holder has requested inclusion hereunder as such underwriter(s) shall permit. The Company shall not exclude any Registrable Securities of a Holder in a registration effected under Sections 2.1(a) or (b) unless the Company has first excluded all securities sought to be offered on account of the Company and any non-Registrable Securities. In connection with any participation in an underwritten offering pursuant to Section 3, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.

2.4
Limitations on Registration Rights.  Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to Section 2.1(a) or 2.1(b) (i) if the Company has, within a ninety (90) day period preceding the date of such request, filed a registration statement pursuant to Section 2.1(a) or (b), or completed an offering under Section 3; or (ii) if the Company shall deliver a notice to the Holders within thirty (30) days of any registration request that it is actively engaged in preparation of a registration statement for a firm commitment underwritten offering, for which a registration statement shall actually be filed within ninety (90) days, in which the Holder may include Registrable Shares pursuant to Section 3.  In addition, the Company may postpone the filing of any registration statement, or suspend the use of a registration statement, up to two (2) times in any 12-month period for up to an aggregate of ninety (90) days during such 12-month period if the Company shall furnish to the Investor a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed or used at such time. During such periods of deferral or suspension, the Company shall not sell securities for its own account or that of any other shareholder, in each case, pursuant to a registration statement filed under the Securities Act, other than a registration statement on Form S-8; provided, however, the Company shall be permitted to file one or more Shelf Registration Statements.

3.	Piggyback Registration.

If, at any time prior to the termination of the Registration Period, (i) the Company proposes to register Ordinary Shares under the Securities Act in connection with the public offering of such shares for cash (a “Proposed Registration”) other than a registration statement on Form S-8 or Form F-4 or any successor or other forms promulgated for similar purposes and (ii) a Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Holders, the Company shall, at such time, promptly give each Holder written notice of such Proposed Registration. Each Holder shall have ten (10) Business Days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that such Holder intends to sell and such Holder’s intended method of distribution. Upon receipt of such request, the Company shall use its reasonable best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to the Holders. If, in connection with any underwritten public offering for the account of the Company or for shareholders of the Company that have contractual rights to require the Company to register Ordinary Shares, the managing underwriter(s) thereof shall impose in writing a limitation on the number of Ordinary Shares which may be included in a registration statement because, in the good faith judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then the Company shall be obligated to include in the registration statement only such limited portion of the Registrable Securities with respect to which each Holder has requested inclusion hereunder as such underwriter(s) shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in a registration statement, in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities that are not entitled to inclusion in the registration statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with Holders of other securities having the right to include such securities in the registration statement.

4.	Obligations of the Company.

In addition to performing its obligations hereunder, including without limitation those pursuant to Sections 2 and 3 above, the Company shall, with respect to each Registration Statement:

4.1
prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus shall contain a “Plan of Distribution” in substantially the form attached hereto as Annex A, as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of such Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder’s intended method of distribution;

4.2
not less than five (5) Business Days prior to the filing of such Registration Statement and not less than one (1) Business Day prior to the filing of any related prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act;

4.3
promptly following the Closing if the Company is so eligible, use its reasonable best efforts to secure the listing on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange or quotation on the OTCQB of the Registrable Securities, and provide each Holder with reasonable evidence thereof;

4.4
so long as a Registration Statement is effective covering the resale of the applicable Registrable Securities owned by a Holder, furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder’s Registrable Securities;

4.5
use commercially reasonable efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may reasonably be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

4.6
notify each Holder immediately after becoming aware of the occurrence of any event (but shall not, without the prior written consent of such Holder, disclose to such Holder any facts or circumstances constituting material non-public information) as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable prepare and file with the Commission and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

4.7
use commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to use commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible time and to notify each Holder in writing of the issuance of such order and the resolution thereof;

4.8
furnish to each Holder, on the date that such Registration Statement, or any successor registration statement, becomes effective, a letter, dated such date, signed by an officer of the Company or of outside counsel to the Company (and reasonably acceptable to such Holder) addressed to such Holder, confirming such effectiveness and, to the knowledge of such officer or counsel, the absence of any stop order;

4.9
provide to each Holder and its representatives the reasonable opportunity to conduct, subject to confidentiality agreements reasonably acceptable to the Company, a reasonable inquiry of the Company’s financial and other records during normal business hours and make available during normal business hours and with reasonable advance notice its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part;

4.10
permit counsel for the Investor to review such Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning such Holder and/or the transactions contemplated by the Transaction Documents and the Company’s responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company); and

4.11
in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering; Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

5.	Suspension.

Notwithstanding anything to the contrary contained herein or in the Securities Purchase Agreement, if the use of the Registration Statement is suspended by the Company, the Company shall promptly give written notice of the suspension to the Holders and shall promptly notify the Holders in writing as soon as the use of the Registration Statement may be resumed.

6.	Obligations of Each Holder.

In connection with the registration of Registrable Securities pursuant to a Registration Statement, and as a condition to the Company’s obligations under Section 2 hereof, each Holder shall:

6.1
timely furnish to the Company in writing (i) a completed selling securityholder questionnaire in the form attached to this agreement as Annex B (the “Selling Shareholder Questionnaire”) and (ii) such information in writing regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

6.2
upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 4.6, 4.7 or 5, immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in Section 4.6, withdrawal of the stop order referred to in Section 4.7 or receipt of notice of ability to resume use of the Registration Statement as described in Section 5, as the case may be, and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

6.3	to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

6.4	notify the Company when it has sold all of the Registrable Securities held by it; and

6.5
notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

7.	Indemnification.

In the event that any Holder’s Registrable Securities are included in a Registration Statement under this Agreement:

7.1
To the extent permitted by law, the Company shall indemnify and hold harmless such Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including reasonable legal expenses or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement under which such Registrable Securities were registered, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of Section 7.3 below, the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person, for any reasonable legal expenses or other out-of-pocket expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss is (i) based upon and is in conformity with written information furnished by a Holder expressly for use in such Registration Statement or (ii) based on a failure of such person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law. The Company shall not enter into any settlement of a Loss that does not provide for the unconditional release of such Holder from all liabilities and obligations relating to such Loss.

7.2
To the extent permitted by law, each Holder who is named in such Registration Statement as a selling shareholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses are based upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement. Subject to the provisions of Section 7.3 below, such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that, in no event shall any indemnity under this Section 7.2 exceed the net proceeds resulting from the sale of the Registrable Securities sold by such Holder under such Registration Statement.

7.3
Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, promptly deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.

7.4
In the event that the indemnity provided in Section 7.1 or Section 7.2 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net proceeds resulting from the sale of the Registrable Securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7.4, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 7.4.

8.	Reports.

With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees (until all of the Registrable Securities have been sold under a Registration Statement or pursuant to Rule 144) to:

8.1	make and keep public information available, as those terms are understood and defined in Rule 144;

8.2	file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

8.3
furnish to such Holder, so long as such Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) to the extent not publicly available through the Commission’s EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission, and (iii) such other information as may be reasonably requested by such Holder in connection with such Holder’s compliance with any rule or regulation of the Commission which permits the selling of any such securities without registration.

9.	Market Stand-off Agreement.

9.1
Each Holder hereby agrees that if required by the managing underwriter, it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to an underwritten offering pursuant to Section 2.1 or 2.3 and ending on the date specified by the Company and the managing underwriter (such period not to exceed ninety (90) days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary Shares, held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash, or otherwise.

9.2
The foregoing provisions of this Section 9 shall not apply (i) to holders of less than one percent (1%) of the Registrable Shares then outstanding or (ii) to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors, and Holders are subject to the same restrictions. The underwriters in connection with such registration are intended third‑party beneficiaries of this Section 9 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 9 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

9.3
Investor and each Holder hereby agree that if required by the managing underwriter in an underwritten offering pursuant to Section 2.1 or 3.1, a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities held by such shareholder (and the shares or securities of every other person subject to the restriction contained in this Section 9) immediately prior to the effectiveness of such offering:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK UP PERIOD OF UP TO 90 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AND TO SUCH OTHER RESTRICTIONS AND LIMITATIONS, ALL AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK UP PERIOD AND OTHER RESTRICTIONS AND LIMITATIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

10.	Miscellaneous.

10.1
Expenses of Registration. Except as otherwise provided in the Securities Purchase Agreement, all reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion or letter described in Section 4.8 hereof, shall be borne by the Company.

10.2
Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders of a majority of the Registrable Securities that are then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

10.3
Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a reputable overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:	Jacada Ltd.
8 Hasadnaot Street
Herzliya 46728, Israel
Att: CEO

with a copy
(which shall not constitute notice) to:	Ronen Bezalel and David S. Glatt
Meitar Liquornik Geva Leshem Tal
16 Abba Hillel Blvd.
Ramat Gan 52506 Israel
Tel +972-3-610-3100
Fax +972-3-610-3111
rbezalel@meitar.com
dglatt@meitar.com

If to the Investor:	IGP Digital Interaction Limited Partnership
Precede Building  Hakfar Hayarok.
Ramat Hasharon
47900 Israel

with a copy
(which shall not constitute notice) to:                                                           Barnea & Co
Attention: Micky Barnea
58 Harakevet St.
Electra City Tower
Tel-Aviv 6777016 Israel
Tel. +972 3 6400600
Fax. +972 3 6400650
Email. mbarnea@barlaw.co.il

10.4
Assignment. Upon the transfer of Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a “Holder” for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase Agreement.

10.5
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

10.6
Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Israel applicable to contracts made and to be performed entirely within the State of Israel. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts located in Tel Aviv, Israel for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

10.7
Holder of Record. A person is deemed to be a Holder whenever such person owns or is deemed to own of record Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

10.8
Termination of Registration Rights.  This Agreement, including but limited to the right of the Investor or any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1, 2.3 or 3, shall terminate upon the date such Holder holds less than two percent (2%) of the Company’s then outstanding Ordinary Shares, provided such shares may be sold pursuant to Rule 144(b)(1) under the Securities Act without limitations on volume.

10.9
Entire Agreement. This Agreement and the other Transaction Documents referenced in the Securities Purchase Agreement, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the other Transaction Documents referenced in the Securities Purchase Agreement, supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

10.10	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.11
Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.

JACADA LTD.
By : /s/ CAROLINE CRONIN
Name: Caroline Cronin
Title: Chief Financial Officer

IGP DIGITAL INTERACTION LIMITED PARTNERSHIP
By:	/s/ Haim Shani
Name:	Haim Shani
Title:	General Partner

ADDRESS:
Precede Building
Hakfar Hayarok, Ramat Hasharon
47900 Israel
Attention: Uri Erde, CFO
Tel: +972-3-373-3444
Fax: +972-3-373-3440
E-mail: uri@israelgrowthpartners.com
Taxpayer ID#: XPR73A.99999.SL.376 (GIIN)

With a copy (which shall not constitute notice) to:
Barnea & Co
Attention: Micky Barnea, Adv.
58 Harakevet St.
Electra City Tower
Tel-Aviv 6777016 Israel
Tel: +972-3-640-0600
Fax: +972-3-640-0650
Email: mbarnea@barlaw.co.il

Annex A

Plan of Distribution

Each Selling Shareholder (the “Selling Shareholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of ordinary shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Annex B

JACADA LTD.

Selling Shareholder Notice and Questionnaire

The undersigned beneficial owner of Ordinary Shares (the “Registrable Securities”) of JACADA LTD. (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling shareholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling shareholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Shareholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

To assist the Company with the registration process, please complete the questions below:

1.	Please provide the full legal name of the Selling Shareholder:

2.	Please indicate below the number of Ordinary Shares held by the Selling Shareholder as of the date hereof:

2

3.
Please indicate below the nature of any position, office or other material relationship which the Selling Shareholder has had within the past three years with the Company or any of the Company’s affiliates:

4.
Is the Selling Shareholder a registered “broker-dealer” under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)? “Broker” and “dealer” are defined on Exhibit A attached hereto.

Yes  ☐                    No  ☐

If “Yes”, did the Selling Shareholder receive the Restricted Securities as compensation for investment banking services provided to the Company?

Yes  ☐                    No  ☐

If the Selling Shareholder is a Broker or Dealer and has checked the “No” box directly above, the Company may identify the Selling Shareholder as an underwriter in the Registration Statement and related Prospectus in accordance with the Commission’s rules and interpretations.

5.
Is the Selling Shareholder an “affiliate” of a registered broker-dealer as defined above? An “affiliate” is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. Securities Act, Rule 405, Rule 501(b), Exchange Act Rule 3b-18.

Yes  ☐                    No  ☐

If “Yes”, did the Selling Shareholder both: (i) purchase the Restricted Securities in the ordinary course of business; and (ii) have no agreement or understanding, directly or indirectly, with any party to distribute the Restricted Securities, at the time of purchase of the Restricted Securities?

Yes  ☐                    No  ☐

If the Selling Shareholder is an affiliate of a Broker or Dealer and has checked the “No” box directly above, the Company may identify such Selling Shareholder as an underwriter in the Shelf Registration Statement and related Prospectus in accordance with the Commission’s rules and interpretations.

6.
Please list in the space provided below the names of all natural persons (i.e., individuals), if any, who have beneficial ownership of the Restricted Securities. “Beneficial ownership” is defined on Exhibit A attached hereto.

By signing below, the Selling Shareholder understands that such information will be relied upon by the Company in connection with the preparation of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Selling Shareholder Questionnaire to be executed and delivered either in person or by its authorized agent.

Dated: _______________________________________

_______________________________________ _____
Printed Name of Selling Shareholder

_______________________________________ _____
Signature

_______________________________________ _____
Printed name of Signatory

_______________________________________ _____
Title of Signatory, if applicable

Please return your completed and executed Selling Shareholder Questionnaire to the following address, or by facsimile or by electronic mail:

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EXHIBIT A

Exchange Act, Section 3(a)(4).

A. “Broker” means generally, any person engaged in the business of effecting transactions in securities for the account of others.

Exchange Act, Rule 13d-3.

“Beneficial Ownership” Securities are “beneficially owned” by an individual if such individual, directly or indirectly, through any contract, arrangement, understanding, relationship or other means, has or shares with others either (or both):

•	Voting power, that is, the power to vote, or to direct the vote, of the securities; and/or

•	Investment power, that is, the power to dispose, or to direct the disposition, of the securities.

Securities beneficially owned need not be registered in an individual’s name. For example, an individual would ordinarily be considered the beneficial owner of securities:

•	held in the name of family members, if such individual has the power to re-vest title in himself or herself or to dispose or direct the voting of the securities;

•	held for such individual in the names of nominees, such as brokers, or in “street name”;

•	held by a partnership of which such individual is a partner;

•	held by a corporation controlled by such individual; or

•	held by a trust of which such individual is a trustee.

On the other hand, securities would not be beneficially owned by an individual if such individual only has the right to receive dividends on, or the sale proceeds of, such securities, and does not have or share the power to vote or divest them. For example, a beneficiary of the income from securities held in a trust managed by independent trustees would not ordinarily be the beneficial owner of such securities.

An individual would also be considered the beneficial owner of securities on any date if he or she has the right to acquire beneficial ownership, as defined above, within 60 days of that date, including pursuant to the exercise of an option, warrant, or other right, through conversion of a security, or pursuant to the power to revoke a trust, discretionary account, or similar arrangement.

4